UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2021 (May 12, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

In recognition of their valuable services to Sequential Brands Group, Inc. (the “Company”), Mr. Chad Wagenheim, President, and Ms. Lorraine DiSanto, Chief Financial Officer, will receive one-time cash retention bonuses of $900,000 and $630,000, respectively, (each a “Retention Bonus”) to be paid in full within five days of their execution of a letter agreement. The Retention Bonuses are being paid in consideration of their continued full-time employment with the Company in good standing and their continuing best efforts in performing services for the Company, including in connection with any strategic transaction, restructuring, liquidation, wind-up or other significant corporate event involving the Company. Mr. Wagenheim and Ms. DiSanto will be required to repay their entire Retention Bonus should they resign or be terminated for cause prior to the earliest of (i) the completion of any strategic transaction, reorganization, restructuring, wind-up or liquidation of the Company, (ii) January 31, 2022, or (iii) such date as their services are no longer needed, as determined by the Company in its sole discretion. In addition, effective May 15, 2021, Ms. DiSanto’s annual base salary was increased to $420,000. The letter agreements also include a mutual release of claims, a non-disparagement clause and other customary terms and conditions.

This description is qualified in its entirely by the terms of the letter agreements, which will be filed with the Company’s next quarterly financial report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: May 18, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer